As filed with the Securities and Exchange Commission
                              on February 10, 1998
                              Registration No. 333-
         ---------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                            STATEWIDE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State of other jurisdiction of incorporation or organization)

                                   22-3397900
                      (I.R.S. Employer Identification No.)

                                  70 SIP AVENUE
                         JERSEY CITY, NEW JERSEY  07306
                    (Address of principal executive offices)

                         STATEWIDE SAVINGS BANK, S.L.A.
                            EMPLOYEE RETIREMENT PLAN
                            (Full title of the plan)

                                VICTOR M. RICHEL
                              CHAIRMAN OF THE BOARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            STATEWIDE FINANCIAL CORP.
                                  70 SIP AVENUE
                          JERSEY CITY, NEW JERSEY 07306
                     (Name and address of agent for service)

                                 (201) 795-4000
          (Telephone number, including area code of agent for service)

     -----------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
        Title of      Amount    Maximum       Maximum
       Securities     to be     Offering     Aggregate      Amount of
         to be      Registered Price Per   Offering Price Registration
       Registered      (1)       Share          (2)          Fee (2)
      ------------  ---------- ---------   -------------   -----------
     Common Stock,
     no par value
     per share and    25,000     $23.575     $589,375        $173.87
     interests of
     participation
     in the Plan

     (1) Represents shares that are available for investment to be purchased with employee elective deferrals under the Plan.

     (2) Estimated solely for the purpose of calculating the registration fee.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, DC 20549. The Commission also maintains a Web site that contains copies of such material. The address of the Commission's Web site is (http://www.sec.gov).

     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) the Annual Report on Form 11-K for the year ended December 31, 1996 for the Statewide Savings Bank Employee Retirement Plan;

     (c) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997;

     (d) the Registrant's Current Reports on Form 8-K dated October 28, November 18, 1997, January 14, 1998 and January 29, 1998;

     (e) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on August 1, 1995, to register the Common Stock under Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.


     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

     In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:


                                   ARTICLE XI

                                 INDEMNIFICATION

     The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgements, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons, enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


     ITEM 8.   EXHIBITS.

               The following exhibits are filed with this Registration
     Statement.

               Exhibit
               Number    Description of Exhibit
               ------    ----------------------

               4(a) Statewide Savings Bank, S.L.A. Employee Retirement Plan, which is comprised of (a) Delaware Charter Guarantee & Trust Company Prototype 401(k) Retirement/Savings Plan, (b) 401(k) Adoption
                         Agreement   Form 1, (c) Summary Plan Description
                         of the Plan and (d) Enrollment Form, including form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan.*

               5         Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

               23(a)     Consent of KPMG Peat Marwick LLP

               23(b) Consent of Jamieson, Moore, Peskin & Spicer, P.C. (included in the Opinion filed as Exhibit 5 hereto)
     -----------
     *Incorporated by reference from the Registrant's Registration Statement on Form S-8, Registration No. 33-96844, filed with the Securities and Exchange Commission on September 14, 1995, Exhibit 4(a).


     The Statewide Savings Bank, S.L.A. Employee Retirement Plan has been submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant will submit any amendment to the Plan to the IRS and will make all changes required by the IRS in order to qualify the Plan.


     ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the
                         Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any material information with
                         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on February 10, 1998.

                                        STATEWIDE FINANCIAL CORP.
                                        ---------------------------


                                        By:  /s/Bernard F. Lenihan
                                             ----------------------
                                                BERNARD F. LENIHAN
                                                Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


              Name                     Title                    Date
              ----                     -----                    ----
      /s/Victor M. Richel   Chairman of the Board,        February 10, 1998
      --------------------- President and Chief Executive
         VICTOR M. RICHEL   Officer


      /s/Bernard F. Lenihan Senior Vice President and     February 10, 1998
      --------------------- Chief Financial Officer
         BERNARD F. LENIHAN (Principal Accounting
                            Officer)


      /s/Maria F. Ramirez   Director                      February 10, 1998
      ---------------------
         MARIA F. RAMIREZ


      /s/Walter G. Scott    Director                      February 10, 1998
      ---------------------
         WALTER G. SCOTT


                            Director                      February 10, 1998
      ---------------------
      THOMAS SHARKEY, SR.


                            Director                      February 10, 1998
      ---------------------
      STEPHEN R. TILTON


      /s/Thomas V. Whelan   Director                      February 10, 1998
      ---------------------
         THOMAS V. WHELAN


     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jersey City, State of New Jersey, on February 10, 1998.

                                   STATEWIDE SAVINGS BANK, S.L.A.
                                   EMPLOYEE RETIREMENT PLAN

                                   By:       Delaware Charter Guarantee &
                                             Trustee Company, Trustee


                                   By:       /s/Charles Swain
                                             ----------------------------
                                   Name:     CHARLES SWAIN
                                   Title:    Vice President

                          EXHIBIT INDEX TO REGISTRATION
               STATEMENT ON FORM S-8 OF STATEWIDE FINANCIAL CORP.

          Exhibit
          Number    Description of Exhibit
          ------    ----------------------

          4(a) Statewide Savings Bank, S.L.A. Employee Retirement Plan, which is comprised of (a) Delaware Charter Guarantee & Trust Company Prototype 401(k) Retirement/Savings Plan, (b) 401(k) Adoption Agreement
                    - Form 1, (c) Summary Plan Description of the Plan and
                    (d) Enrollment Form, including form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan.*

          5         Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

          23(a)     Consent of KPMG Peat Marwick LLP

          23(b) Consent of Jamieson, Moore, Peskin & Spicer, P.C. (included in the Opinion filed as Exhibit 5(a) hereto)

     -------------
     *Incorporated by reference from the Registrant's Registration Statement on Form S-8, Registration No. 33-96844, filed with the Securities and Exchange Commission on September 14, 1995, Exhibit 4(a).



     EXHIBIT 5


                                        February 10, 1998


     Statewide Financial Corp.
     70 Sip Avenue
     Jersey City, NJ 07306

               Re:  Statewide Financial Corp. -
                    Registration Statement on Form S-8

     Dear Sirs:

     We have acted as counsel for Statewide Financial Corp., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 25,000 shares of Common Stock, no par value per share, of the Company (the "Shares") which may be offered and sold pursuant to the Statewide Savings Bank, S.L.A. Employee Retirement Plan (the "Plan").

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the Plan, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the terms of the Plan, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,



                                        JAMIESON, MOORE, PESKIN & SPICER



     EXHIBIT 23(A)


                        INDEPENDENT ACCOUNTANTS' CONSENT


     The Board of Directors
     Statewide Financial Corp.:

     We consent to the incorporation by reference in the registration statement on Form S-8, of Statewide Financial Corp., pertaining to the Statewide Savings Bank, S.L.A. Employee Retirement Plan, of our report dated January 27, 1997, relating to the consolidated statements of financial condition of Statewide Financial Corp. and subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1996, the nine-month period ended December 31, 1995 and the year ended March 31, 1995, which report appears in the December 31, 1996 Annual Report on Form 10-K of Statewide Financial Corp.

     We also consent to incorporation by reference in the above noted registration statement, of our report dated May 30, 1997, relating to the financial statements of Statewide Savings Bank, S.L.A. Employee Retirement Plan as of and for the years ended December 31, 1996 and 1995, which report appears in the Plan's December 31, 1996 Annual Report of Form 11-K.




                                        KPMG Peat Marwick LLP



     Short Hills, New Jersey
     February 3, 1998